SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

CECO ENVIRONMENTAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than Registrant)

Payment of filing fee (Check the appropriate box):

☒	No Fee Required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid if previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date filed:

CECO ENVIRONMENTAL CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2005

To the Stockholders of CECO Environmental Corp.

Notice is hereby given that the annual meeting of the stockholders of CECO Environmental Corp. (“CECO”) will be held at the Clarion Hotel and Suites, 5901 Pfeiffer Road, Cincinnati, Ohio 45242, on May 25, 2005 at 11:30 A.M., eastern standard time, for the following purposes:

1. to elect 7 directors;

2. to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of CECO Environmental Corp. for fiscal year 2005; and

3. to transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on April 18, 2005, are entitled to notice of and to vote at the annual meeting.

Your attention is directed to the accompanying Proxy Statement and proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By Order of the Board of Directors
/s/ Phillip DeZwirek

Phillip DeZwirek
Chairman of the Board of Directors and
Chief Executive Officer

April 26, 2005

CECO ENVIRONMENTAL CORP.

April 26, 2005

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2005

The enclosed proxy is solicited by the Board of Directors of CECO Environmental Corp., a Delaware corporation (“CECO”), to be voted at the annual meeting of stockholders to be held at 11:30 a.m. at the Clarion Hotels and Suites, 5901 Pfeiffer Road, Cincinnati, Ohio 45242, on May 25, 2005, or any postponement or adjournment thereof (“Annual Meeting”). The mailing address of the principal office of CECO is 3120 Forrer Street, Cincinnati, Ohio 45209. These proxy solicitation materials and CECO’s Annual Report for the year ended December 31, 2004, including financial statements, were first mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about April 26, 2005.

Who Can Vote

Only stockholders of record at the close of business on April 18, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 9,993,260 shares of CECO Common Stock (“Common Stock”) outstanding and entitled to vote at the Annual Meeting, each such share being entitled to cast one vote.

Revocability of Proxies

A stockholder returning a proxy may revoke it at any time prior to exercise of the proxy at the Annual Meeting by executing and delivering a later-dated proxy which is voted at the Annual Meeting, by voting in person at the Annual Meeting or by delivering written notice to the Secretary of CECO at any time before the proxy is exercised. A proxy returned by a stockholder which is not subsequently revoked will be voted in accordance with the instructions indicated thereon.

Quorum Required

In order for business to be conducted, a quorum must be represented at the Annual Meeting. A quorum is a majority of the shares entitled to vote at the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. Shares represented by a proxy in which authority to vote for any matter considered is “withheld,” a proxy marked “abstain” or a proxy as to which there is a “broker non-vote” will be considered present at the meeting for purposes of determining a quorum.

Required Vote to Elect Directors

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the 7 nominees receiving the most votes will be elected. Only votes cast for a nominee will be counted. Unless indicated otherwise by your proxy, the shares will be voted for the 7 nominees named in this proxy statement. Instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.

Required Votes to Pass Other Proposals

In order to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of CECO, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required. For each of these proposals, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against any of these proposals and will have no effect on any of those proposals.

Other Information

If no instructions are indicated on a duly executed and returned proxy, the shares represented by the proxy will be voted FOR the ratification of the 7 nominees for director proposed by the Board of Directors and set forth herein and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of CECO for fiscal year 2005, and in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

PROPOSAL I

ELECTION OF DIRECTORS

Directors and Nominees

The names of, and certain information with respect to, the nominees of the Board of Directors for election as directors, to serve until the year 2006 annual meeting of stockholders and until their successors are elected and qualify, are set forth below. All nominees are now CECO directors. If, for any reason, any nominee should become unable or unwilling to serve as a director, the persons named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors.

The following information is provided with respect to each nominee for election as a director. The ages of the nominees are as of March 31, 2005.

Richard J. Blum, age 58, became the President and a director of the Company on July 1, 2000 and the Chief Executive Officer and President of CECO Group, Inc. on December 10, 1999. Mr. Blum has been a director and the President of Kirk & Blum since February 28, 1975 until November 12, 2002 and the Chairman and a director of kbd/Technic since November 1988. Mr. Blum is also a director of The Factory Power Company, a company of which CECO owns a minority interest and that provided steam energy to various companies, including CECO. Kirk & Blum and kbd/Technic were acquired by the Company on December 7, 1999. Mr. Richard Blum is the brother of Mr. David Blum.

Phillip DeZwirek, age 67, became a director, the Chairman of the Board and the Chief Executive Officer of the Company in August 1979. Mr. DeZwirek also served as Chief Financial Officer until January 26, 2000. Mr. DeZwirek’s principal occupations during the past five years have been as Chairman of the Board and Vice President of Filters (since 1985); Treasurer and Assistant Secretary of CECO Group (since December 10, 1999); a director of Kirk & Blum and kbd/Technic (since 1999); President of Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. (“Green Diamond”) (since 1990) and Chairman and Chief Executive Officer of API Electronics Group, Inc. Mr. DeZwirek has also been involved in private investment activities for the past five years.

Jason Louis DeZwirek, age 34, the son of Phillip DeZwirek, became a director of the Company in February 1994. He became Secretary of the Company on February 20, 1998. Mr. DeZwirek from October 1, 1997 through January 1, 2002 served as a member of the Committee that was established to administer CECO’s Stock Option Plan. He also serves as Secretary of CECO Group (since December 10, 1999). Mr. DeZwirek’s principal occupation since October 1999 has been as President of kaboose, Inc., a company that owns a children’s portal. Mr. DeZwirek is (and has been since 2001) the Vice Chairman of the Board and Secretary of API Electronics Group, Inc., a publicly traded company that is a manufacturer of power semi-conductors primarily for military use.

Thomas J. Flaherty, age 67, became a director of the Company on May 10, 2004. He also serves, as of April 19, 2005, on our Stock Option Plan Committee. Mr. Flaherty retired as COO and Board member of Fairchild Corp. in 1999. He spent forty years in various major industrial and aerospace corporations with worldwide responsibilities. His primary expertise is in operations, and in addition to serving as COO of Fairchild, has served as President and COO of IMO Industries, CEO, President and Board member of Transnational Industries, Senior Vice President of Pratt & Whitney, and Executive Vice President of Hamilton Standard, both divisions of United Technologies. He has served on boards both in the United States and internationally and is currently sitting on four boards of not-for-profit companies.

Ronald E. Krieg, age 62, became a director of CECO on April 20, 2005. He was elected by the other directors to fill the vacancy following Ms. Grivas’ death. Mr. Krieg was also named to serve as Vice Chairman of the Audit Committee. Mr. Krieg is a Certified Public Accountant and has been an audit partner of Jackson, Rolfes, Spurgeon & Co. since August 1, 2004. From 1965 through July 31, 2004, he was with Grant Thornton LLP, other than for two years when he served in the United States Marine Corps. He became a partner of Grant Thornton LLP in 1978. Mr. Krieg has spent nearly 40 years in the practice of public accounting with a national firm, with considerable experience in the areas of Sarbanes-Oxley and internal auditing. He is a past president of the Cincinnati Chapter of the Institute of Internal Auditors and has served on its Board of Governors for over 30 years.

Melvin F. Lazar, age 66, became a director of CECO on February 6, 2003. Mr. Lazar also serves as Chairman of the Audit Committee. Mr. Lazar is a Certified Public Accountant and was the founding partner of the public accounting firm Lazar Levine & Felix LLP from 1969 until October 2002. Mr. Lazar has serviced public and closely-held companies for over 30 years and is considered an expert on business valuations and merger and acquisition activities. He also received his accreditation in Business Valuation from the American Institute of Certified Public Accountants in 1998. Mr. Lazar received his Bachelor of Business Administration degree from The City College of New York (Baruch) in 1960. He serves as Director and member of the Audit Committee of Enzo Biochem, Inc., a public company traded on the New York Stock Exchange (“NYSE”), Director and Chairman of the Audit Committee of Arbor Realty Trust, a public company traded on the NYSE, and Director and Chairman of the Audit Committee of Active Media Services, Inc., a privately held company.

Donald A. Wright, age 67, became a director of CECO on February 20, 1998. Mr. Wright has also been a member of the Audit Committee since February 20, 1998. He is also one of the initial administrators of the CECO Environmental Corp. 1999 Employee Stock Purchase Plan and since January 1, 2002 has been a member of the Committee established to administer CECO’s stock option plan. Mr. Wright has been a principal of and real estate broker with The Phillips Group in San Diego, California, a company which is a real estate developer and apartment building syndicator, since 1992. From November 1996 through January of 2005, Mr. Wright served as a real estate broker with Prudential Dunn Realtors in Pacific Beach, California. Since January 2005, he has been a real estate broker with One Source Realty GMAC.

Each of our directors other than Mr. Blum, Mr. Jason DeZwirek, and Mr. Phillip DeZwirek qualify as “independent” in accordance with the published listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

BOARD OF DIRECTORS AND ITS COMMITTEES

During the fiscal year ended December 31, 2004, the Board of Directors held two meetings. During such period, action also has been taken by unanimous and written consent of the Board of Directors. Mr. Phillip DeZwirek attended the 2004 annual meeting. The independent directors held a telephonic meeting March 30, 2005, and, in accordance with Nasdaq rules, the independent directors will continue to have separate scheduled meetings without the non-independent directors present.

Josephine Grivas, who was then serving as a director, died on March 7, 2005. Ms. Grivas was serving on the Audit Committee and the Stock Option Committee at the time of her death.

The Company has a separately designated Audit Committee, as defined in §3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company also has a separate committee to administer the CECO Environmental Corp. 1997 Stock Option Plan. We also had a separate committee to oversee the CECO Environmental Corp. 1999 Employee Stock Purchase Plan, which terminated by its terms in September 2004.

The members of the Audit Committee are Directors Wright, Lazar and, as of April 20, 2005, Krieg. The Board of Directors has determined that Director Lazar and Director Krieg each qualifies as an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act and that each of the Audit Committee members, including Mr. Lazar and Mr. Krieg, is independent under the applicable Nasdaq listing standards. The Audit Committee held four telephonic meetings in 2004. As of April 20, 2005, the Audit Committee has held four telephonic meetings in 2005. See the Audit Committee Report below.

The members of the Committee that administer CECO’s stock option plan are Director Wright and Director Flaherty. This Committee held no meetings during 2004. During and since the end of such period, action by this Committee has been taken by written consent. Directors Grivas and Wright also administered the CECO Environmental Corp. 1999 Employee Stock Purchase Plan, which terminated in accordance with its terms in September 2004. This Committee held no meetings during 2004.

The Company does not have standing nominating or compensation committees. CECO does not believe that it is necessary to form a standing nominating committee given that we will now, in accordance with recent Nasdaq rules, require director nominees to be selected, or recommended for the Board of Directors’ selection, by a majority of the independent (as defined under the applicable Nasdaq listing standards) members of the Board of Directors. Ronald E. Krieg was recommended by the independent directors for the Board of Directors’ selection. Phillip DeZwirek, our Chief Executive Officer, recommended Mr. Krieg to the independent directors for consideration.

The Board of Directors adopted a board resolution on September 28, 2004 that addresses the director nomination process. A copy of the director nomination process is attached as Exhibit A to this Proxy Statement.

We also have adopted a policy with respect to director candidates recommended by stockholders. The independent directors will consider director candidates recommended by stockholders for inclusion on the slate of directors recommended to the Board of Directors. Any stockholder may submit one candidate for consideration at each stockholder meeting at which directors are to be elected. Stockholders wishing to recommend a candidate must submit the recommendation no later than one hundred and twenty (120) days before the date our proxy statement is released to stockholders in connection with the previous year’s annual meeting of stockholders, provided, that if we did not hold any annual meeting in the previous year, or if the date of the next annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, then the deadline will be a date that is a reasonable time before we begin to print and mail our proxy materials, but in no event less than ninety (90) days prior to such mailing. Recommendations must be sent to the following address: CECO Environmental Corp., 3120 Forrer Street, Cincinnati, OH 45209, Attention: Secretary.

At the time the stockholder submits the recommendation for a director candidate, the stockholder must provide the following:

•	All information about the candidate that we would be required to disclose in a proxy statement in accordance with the rules of the Securities Exchange Act of 1934 (the “Exchange Act”).

•	Certification from the candidate that he or she meets the requirements to be (a) independent under the Nasdaq standards and (b) a non-management director under the Exchange Act.

•	Consent of the candidate to serve on the Board of Directors, if nominated and elected.

•	Agreement of the candidate to complete, upon request, questionnaire(s) customary for our directors.

The independent directors will evaluate candidates recommended by stockholders on the same basis as candidates recommended by other sources, including evaluating the candidate against the standards and qualifications set out in our Director Nomination Policy as well as any other criteria approved by the Board of Directors from time to time. The independent directors will determine whether to interview any candidate.

When evaluating a person for nomination for election to the Board of Directors, the qualifications and skills considered by the Board of Directors, including the independent Board members, include:

•	Whether or not the person will qualify as a director who is “independent” under applicable laws and regulations, and whether the person is qualified under applicable laws and regulations to serve as a director of CECO.

•	Whether or not the person is willing to serve as a director, and willing to commit the time necessary for the performance of the duties of a director.

•	The contribution that the person can make to the Board of Directors, with consideration being given to the person’s business experience, education and such other factors as the Board of Directors may consider relevant.

•	The character and integrity of the person.

The Board of Directors also has adopted a process by which stockholders may communicate with the Board of Directors for matters other than director nominations. Stockholders may communicate with the Board of Directors by writing to the following address: Board of Directors, c/o Phillip DeZwirek, Chairman of the Board, CECO Environmental Corp., 505 University Avenue, Suite 1400, Toronto, Ontario M5G 1X3.

Mr. Phillip DeZwirek will forward such communications to the Board of Directors at or prior to the next meeting of the Board of Directors. Stockholders wishing to communicate only with the independent directors can address their communications to “Independent Directors, c/o Chairman of the Board” at the same address above. These communications will be forwarded to the independent directors at or prior to the next meeting of the independent directors.

The Board of Directors or the independent directors will determine, in their respective sole discretion, the method by which any such communications will be reviewed and considered.

DIRECTOR COMPENSATION

Director Lazar receives an annual amount of $20,000 paid in quarterly installments for serving as a director of CECO, $4,000 per year for serving as Chairman of the Audit Committee, and $1,000 for every formal board meeting and audit meeting he attends. In 2004, Mr. Lazar received $20,000 in director’s fees, $4,000 in audit committee chair fees, $4,000 for attendance at four formal meetings, and $0 for travel expense reimbursement. He also received additional options on January 5, 2005 to purchase up to 15,000 shares of CECO’s common stock, which become exercisable in three equal annual installments of 5,000 commencing January 5, 2006 and are exercisable until 60 days after he ceases to be a director of CECO or any of its subsidiaries, at a price of $3.45 per share. Mr. Lazar has agreed to attend at least one audit meeting a quarter and such other audit committee meetings that are determined to be necessary by the audit committee.

Director Flaherty receives an annual amount of $25,000 paid in quarterly installments for serving as a director of CECO and $1,000 for every formal board meeting he attends. In 2004, Mr. Flaherty received $16,003 in director fees, $1,000 for attendance at a formal meeting, and $4,172 for travel expense reimbursement. He also received options on May 10, 2004 to purchase up to 50,000 shares of CECO’s common stock at a price of $1.70 per share, 25,000 of which become exercisable on November 10, 2004 and 25,000 of which become exercisable on May 10, 2005. The options are exercisable until the earlier of 90 days after he ceases to be a director of CECO or any of its subsidiaries and May 9, 2009. He also received additional options on January 5, 2005 to purchase up to 5,000 shares of CECO’s common stock, which become exercisable on January 5, 2006 and are exercisable until 60 days after he ceases to be a director of CECO or any of its subsidiaries, at a price of $3.45 per share.

Director Wright received options on January 5, 2005 to purchase up to 15,000 shares of CECO’s common stock, which become exercisable in three equal annual installments of 5,000 commencing January 5, 2006 and are exercisable until 60 days after he ceases to be a director of CECO or any of its subsidiaries, at a price of $3.45 per share.

Director Krieg receives an annual amount of $20,000, paid in quarterly installments, for serving as a director, and $1,000 for every formal board meeting and audit meeting he attends. We also issued Mr. Krieg options to purchase up to 25,000 shares of CECO’s commons stock, which become exercisable in five equal annual installments of 5,000 commencing April 20, 2006.

No other directors of CECO received consideration for serving in their capacity as directors of CECO or as members of any committee of the Board of Directors during its last fiscal year. Directors Richard Blum and Phillip DeZwirek receive compensation in their capacities as executive officers. CECO has no annuity, pension or retirement plans.

In order to be elected, a nominee must receive a plurality of the votes cast at the meeting in person or by proxy. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS.

REPORT OF THE CECO BOARD OF DIRECTORS AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of CECO’s financial reporting process and approval of the services provided CECO by its auditors. The Audit Committee also evaluates transactions where the potential for a conflict of interest exists. The Audit Committee’s purposes are more fully described in its Charter, which the Board adopted in its current form on January 3, 2003.

The Audit Committee has reviewed and discussed the audited financial statements of CECO for the fiscal year ended December 31, 2004, with CECO’s management and has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” In addition, Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CECO’s Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee

Melvin F. Lazar, Chairman

Ronald E. Krieg (as of April 20, 2005)

Donald A. Wright

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth the name and address of each beneficial owner of more than five percent (5%) of CECO’s common stock known to CECO, the number of shares of common stock of CECO beneficially owned as of March 31, 2005, and the percent of the class so owned by each such person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	% of Total Common Shares Outstanding[1]
Phillip DeZwirek[2,3] Chief Executive Officer and Chairman of the Board 505 University Avenue Suite 1400 Toronto, Ontario M5G 1X3	4,787,457	39.1%

Jason Louis DeZwirek[2,4,5] Secretary 247 Erskine Avenue Toronto, Ontario M4P 1Z6	3,905,426	39.0%

Icarus Investment Corp.[2,6] 505 University Avenue Suite 1400 Toronto, Ontario M5G 1X3	2,281,760	22.8%

IntroTech Investments, Inc.[4] 247 Erskine Avenue Toronto, Ontario M4P 1Z6	1,598,666	16.0%

Tontine Capital Partners, L.P.[6] 55 Railroad Avenue Third Floor Greenwich, Connecticut 06830	985,874	9.9%

Can-Med Technology, Inc.[7] d/b/a Green Diamond Oil Corp. 505 University Avenue Suite 1400 Toronto, Ontario M5G 1X3	947,400	9.5%

Harvey Sandler Revocable Trust[8] 17591 Lake Estates Drive Boca Raton, Florida 33496	946,756	9.5%

[1]	Based upon 9,993,260 shares of our common stock outstanding as of December 31, 2004. For each named person, this percentage includes Common Stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of September 10, 2004, including, but not limited to, upon the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other person.
[2]	Icarus Investment Corp. (“Icarus”) is owned 50% by Phillip DeZwirek and 50% by Jason Louis DeZwirek. Ownership of the shares of common stock of CECO owned by Icarus Investment Corp. also is attributed to both Messrs. Phillip DeZwirek and Jason Louis DeZwirek. With respect to the shares owned by Icarus, Icarus has sole dispositive and voting power and Phillip DeZwirek and Jason Louis DeZwirek are deemed to have shared voting and shared dispositive power.

[3]	Includes (i) 750,000 shares of our common stock that Phillip DeZwirek can purchase on or prior to November 7, 2006 from CECO at a price of $1.75 per share pursuant to warrants granted to Mr. DeZwirek by the Company on November 7, 1996; (ii) 250,000 shares that may be purchased pursuant to warrants granted January 14, 1998 at a price of $2.75 per share prior to January 14, 2008; (iii) 250,000 shares of our common stock that may be purchased pursuant to warrants granted September 14, 1998 at a price of $1.626 per share prior to September 14, 2008; (iv) 500,000 shares that may be purchased pursuant to warrants granted to Mr. DeZwirek by the Company January 22, 1999, which are exercisable prior to January 22, 2009 at a price of $3.00 per share; and (v) 500,000 shares that may be purchased pursuant to warrants granted to Mr. DeZwirek by CECO August 14, 2000, which are exercisable prior to August 14, 2010 at a price of $2.0625 per share.
[4]	IntroTech Investments, Inc. (“IntroTech”) is owned 100% by Jason Louis DeZwirek. Ownership of the shares of common stock of CECO owned by IntroTech also is attributed to Jason Louis DeZwirek. IntroTech and Jason Louis DeZwirek are each deemed to have sole dispositive and sole voting power with respect to such shares.
[5]	Includes 25,000 shares of our common stock that Jason Louis DeZwirek can purchase on or prior to October 5, 2011 at a price of $2.01 per share pursuant to options granted to Mr. DeZwirek on October 5, 2001.
[6]	This information was obtained from Schedule 13G/A filed with the Securities and Exchange Commission February 4, 2005.
[7]	50.1% of the shares of Green Diamond are owned by Icarus. Ownership of the shares of common stock of Green Diamond also is attributed to Icarus. Icarus has voting and dispositive power with respect to such shares, which is shared with the other shareholders of Green Diamond.
[8]	This information was obtained from Schedule 13G filed with the Securities and Exchange Commission April 8, 2005.

SECURITY OWNERSHIP OF MANAGEMENT

As of April 20, 2005, the present directors and executive officers of CECO are the beneficial owners of the numbers of shares of common stock of CECO set forth below:

Name Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	% Total Company Common Shares Outstanding[1]
Phillip DeZwirek[2]	4,787,457	39.1%
Jason Louis DeZwirek[3]	3,905,426	39.0%
Richard J. Blum[4]	499,241	4.8%
David D. Blum[5]	356,238	3.4%
Donald A. Wright[6]	35,000	0.3%
Thomas J. Flaherty[7]	50,000	0.5%
Melvin F. Lazar[8]	10,000	0.1%
Dennis W. Blazer[9]	—	—
Ronald E. Krieg[10]	—	—
Officers and Directors as a group (9 persons)	7,361,602	55.9%

[1]	See Note 1 to the foregoing table.
[2]	See Notes 2 and 3 to the foregoing table.
[3]	See Notes 2, 4 and 5 to the foregoing table.
[4]	Includes 448,000 shares of our common stock that Mr. Richard Blum has the right to purchase for $2.9375 per share pursuant to a warrant granted to Mr. Richard Blum on December 7, 1999, in connection with the acquisition of Kirk & Blum and kbd/Technic. Also includes 25,000 shares that may be purchased pursuant to Options granted to Mr. Blum October 5, 2001, at a price of $2.01 per share.
[5]	Includes 335,000 shares of our common stock that Mr. David Blum has the right to purchase for $2.9375 per share pursuant to a warrant granted to Mr. David Blum on December 7, 1999, in connection with the acquisition of Kirk & Blum and kbd/Technic.
[6]	Includes (i) 10,000 shares of our common stock that may be purchased pursuant to Options granted June 30, 1998, at a price of $2.75 per share prior to June 30, 2008; (ii) 5,000 shares of our common stock that may be purchased pursuant to Options granted September 18, 2000 at a price of $2.0625 per share prior to September 18, 2010; and (iii) 10,000 shares that may be purchased pursuant to Options granted October 5, 2001 at a price of $2.01 per share. Does not include 15,000 shares that may be purchased pursuant to Options granted January 5, 2005, which vest in 3 equal installments commencing January 5, 2006.
[7]	Includes 50,000 shares of our common stock Mr. Flaherty has the right to purchase for $1.70 per share, 25,000 of which became exercisable November 10, 2004, and 25,000 shares of which become exercisable May 10, 2005, pursuant to options granted to Mr. Flaherty on May 10, 2004. Does not include 5,000 shares that may be purchased pursuant to Options granted January 5, 2005, which vest January 5, 2006.
[8]	Includes 10,000 shares of our common stock Mr. Lazar has the right to purchase for $1.90 per share, pursuant to options granted Mr. Lazar on February 6, 2003. Does not include 15,000 shares that may be purchased pursuant to Options granted January 5, 2005, which vest in 3 equal installments commencing January 5, 2006.
[9]	Does not include Options to purchase 50,000 shares of stock that vest in four equal annual installments commencing December 13, 2005.
[10]	Does not include Options to purchase 25,000 shares of stock that vest in five equal annual installments commencing April 20, 2006.

CHANGES IN CONTROL

CECO is not aware of any current arrangement(s) that may result in a change in control of CECO.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our directors and executive officers and persons beneficially owning more than ten percent of a class of our equity securities to file certain reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. On April 20, 2004, Mr. Phillip DeZwirek filed a Form 4 one day late, which disclosed one purchase transaction of 70,000 shares on April 15, 2004. Other than such Form 4 and based solely on our review of Section 16(a) reports and any written representation made to us, the Company believes that all such required filings for 2004 were made in a timely manner.

CERTAIN TRANSACTIONS

Since January 1, 2004, the following transactions have occurred in which persons who, at the time of such transactions, were directors, officers or owners of more than 5% of our common stock, had a direct or indirect material interest.

During the fiscal year ended December 31, 2004, we reimbursed Green Diamond $5,000 per month for use of the space and other office expenses of the Company’s Toronto office. Green Diamond is owned 50.1% by Icarus Investment Corp., which is controlled by Phillip DeZwirek, the Chief Executive Officer and Chairman of the Board of CECO, and Jason Louis DeZwirek, the Secretary and a director of the Company.

During the fiscal year ended December 31, 2004, we paid fees of $340,000 to Green Diamond for management consulting services. The services were provided by Phillip DeZwirek, the Chief Executive Officer and Chairman of the Board of CECO, through Green Diamond. Such amount is included as compensation paid to Mr. DeZwirek under “Executive Compensation.”

In December 1999, Green Diamond provided $4,000,000 of subordinated debt evidenced by a promissory note (the “First GD Note”) to the Company. On September 30, 2003, Green Diamond provided an additional $1,200,000 of subordinated debt to the Company as evidenced by a promissory note (the “Second GD Note”). On December 30, 2004, the First GD Note and the Second GD Note were amended and restated to increase their respective principal balances by the amount of the unpaid accrued interest under each note. The principal balance for the First GD Note was increased by the accrued interest of $1,441,315 to $5,441,315 and the principal balance of the Second GD Note was increased by $90,477 to $1,290,477. The Second GD Note also was revised to extend its maturity date to January 1, 2007. The amendments to the notes were approved by the Audit Committee.

EXECUTIVE COMPENSATION

Except for the compensation described below, neither CECO nor any of its subsidiaries paid, set aside or accrued any salary or other remuneration or bonus, or any amount pursuant to a profit-sharing, pension, retirement, deferred compensation or other similar plan, during its last fiscal year, to or for any of CECO’s executive officers or directors.

The following table summarizes the total compensation of Phillip DeZwirek, Richard J. Blum, David D. Blum, Dennis W. Blazer, and Marshall J. Morris for 2004 and the two previous years. Mr. Morris resigned effective November 30, 2004. Mr. Blazer commenced his duties as our new Chief Financial Officer and Vice President-Finance and Administration on December 13, 2004. Richard J. Blum, who also serves as Chief Executive Officer and President of CECO Group, is paid the amounts set forth below by CECO Group. Mr. DeZwirek, Mr. Morris and Mr. Blazer are or were paid by CECO. David D. Blum, who also serves as Vice-President of Kirk & Blum, is paid by Kirk & Blum. No other officer of CECO made in excess of $100,000.

Summary Compensation Table For CECO

Name/Principal Position	Year	Annual Compensation				Long-Term Compensation Securities Underlying Options (#)	All Other Compensation
		Salary			Other Annual Compensation
Phillip DeZwirek Chairman of the Board & Chief Executive Officer	2004 2003 2002						$ $ $	340,000 250,000 250,000	[1]

Richard J. Blum President of CECO & President & Chief Executive Officer of CECO Group	2004 2003 2002	$ $ $	249,385 244,600 227,400		$5,424[2]		$ $ $	5,317 5,791 11,438	[3]

David D. Blum Senior Vice President-Sales & Marketing and Assistant Secretary of CECO and Vice President of Kirk & Blum	2004 2003 2002	$ $ $	183,754 181,275 170,750		$9,944[2]		$ $ $	4,336 3,011 7,235	[4]

Dennis W. Blazer Vice President-Finance & Administration and Chief Financial Officer of CECO	2004		$2,500	[5]

Marshall J. Morris Vice President-Finance & Administration and Chief Financial Officer of CECO	2004 2003 2002	$ $ $	168,285 165,387 156,000	[6]			$ $ $	3,493 2,601 2,227	[7]

[1]	Includes $340,000 paid to Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. in 2004 for consulting services provided by Green Diamond. Mr. DeZwirek is deemed to control Green Diamond.
[2]	Represents car allowance.
[3]	Represents Company contribution of $2,760 to 401(k) plan on behalf of Mr. Richard Blum and $2,557 of insurance premiums paid for term life insurance for his benefit.
[4]	Represents Company contribution of $2,421 to 401(k) plan on behalf of Mr. David Blum and $1,915 of insurance premiums paid for term life insurance for his benefit.
[5]	Represents payment from December 13, 2004 through December 31, 2004.
[6]	Mr. Morris resigned as of November 30, 2004 and the amounts, therefore, represent payments made through November 30, 2004.
[7]	Represents Company contribution of $2,749 to 401(k) plan on behalf of Mr. Morris and $744 of insurance premiums paid for term life insurance for his benefit.

Option Grants and Exercises in Last Fiscal Year

The only options granted to an executive officer in the fiscal year 2004 were 50,000 options issued December 13, 2004 to Dennis W. Blazer. The following table sets forth information with respect to CECO’s executive officers concerning unexercised options on stock of CECO held as of the end of the fiscal year.

Aggregated Option/SAR on CECO

Exercises for the Year Ended December 31, 2004

and Option/SAR Values on CECO as of December 31, 2004

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at 12/31/04		Value of Unexercised In-The-Money Options/ SARs at 12/31/04
			Exercisable	Unexercisable	Exercisable	Unexercisable
Phillip DeZwirek	0	0	2,250,000	0	$2,802,500	N/A
Richard J. Blum	0	0	473,000	0	$258,620	N/A
David D. Blum	0	0	335,000	0	$168,338	N/A
Marshall J. Morris	0	0	40,000	10,000	$0	$0
Dennis W. Blazer	0	0		50,000	$0	$4,500
Jason Louis DeZwirek	0	0	25,000	0	$0	N/A

Compensation Committee Interlocks and Insider Participation

The Board of Directors does not have a compensation committee. Richard J. Blum, Phillip DeZwirek and Jason Louis DeZwirek, all executive officers, have participated in deliberations of the Board of Directors concerning executive officer compensation, provided that following October 14, 2004, the compensation of the executive officers has been or will be determined, or recommended to the Board of Directors for determination, by a majority of the independent members of the Board of Directors and Mr. Phillip DeZwirek has not and will not be present for deliberations on or voting of the CEO’s compensation.

Board Compensation Report On Executive Compensation

Our employee compensation policy is to offer a package including a competitive salary, competitive benefits, and an efficient workplace environment.

CECO’s compensation policy for officers is similar to that for other employees, and is designed to promote excellent performance and attainment of corporate and personal goals.

The Board of Directors has reviewed and approved individual officer salaries and bonuses. The Board of Directors is comprised of three executive officers and, as of April 20, 2005, four non-employee directors. Following the date of our October 14, 2004 annual meeting, the compensation of the executive officers has been or will be determined, or recommended to the Board of Directors for determination, by a majority of the independent members of the Board of Directors.

Officers of CECO are paid salaries in line with their responsibilities. These salaries are structured so they are comparable with salaries paid by competitors in the relevant industries. Officers (and other employees) are also eligible to receive stock option grants, which are intended to promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants.

The Board of Directors has annually reviewed and approved the compensation received by Phillip DeZwirek, Chief Executive Officer and Chairman of the Board, either individually or through Green Diamond. The Audit Committee now further reviews and approves payments made to Green Diamond, which Mr. Phillip DeZwirek is deemed to control. Commencing with the date of our 2004 annual meeting, the compensation of the Chief Executive Officer is determined, or recommended to the Board of Directors for determination, by a majority of the independent members of the Board of Directors. The chief executive officer will not be present during voting or deliberations. His compensation is tied to revenues and profits, strategic goals, capital raising efforts, and his general performance. In addition, Mr. Phillip DeZwirek is a significant shareholder in CECO; to the extent his performance translates into an increase in the value of CECO’s stock, all shareholders, including Mr. DeZwirek, share the benefit.

Board of Directors

Richard J. Blum

Phillip DeZwirek

Jason Louis DeZwirek

Thomas J. Flaherty

Ronald E. Krieg

Melvin F. Lazar

Donald A. Wright

Employment Contracts

Richard J. Blum entered into an Employment Agreement dated December 7, 1999 with CECO Group, Inc., a wholly-owned subsidiary of CECO. The Employment Agreement has a term through December 7, 2005. Either party may terminate the Employment Agreement for cause. Mr. Richard Blum’s base salary is set annually, at the Board’s discretion, and is currently $244,600 per year. In addition to his base salary, Mr. Richard Blum is entitled to a bonus, depending upon whether the Company exceeds certain targets, and four weeks paid vacation.

David D. Blum entered into an Employment Agreement dated December 7, 1999 with Kirk & Blum. The Employment Agreement has a term through December 7, 2005. Either party may terminate the Employment Agreement for cause. Mr. David Blum’s base salary is set annually, at the Board’s discretion, and is currently $181,275 per year. In addition to his base salary, Mr. David Blum is entitled to a bonus, depending upon whether the Company exceeds certain targets, and four weeks paid vacation.

Compensation Under CECO Stock Option Plan and Stock Purchase Plans

Stock Option Plan

Our Stock Option Plan was adopted by our board of directors on October 1, 1997 and approved by the shareholders on September 10, 1998. This plan provides for the grant of incentive stock options to our employees and nonstatutory stock options to our employees, consultants, advisors and directors. The number of shares of common stock reserved under the Stock Option Plan are 1,500,000. Of these shares, 268,700 shares were subject to outstanding options as of December 31, 2004. No options have been exercised as of March 31, 2005.

A committee of our board administers the stock plan and determines the terms of awards granted, including the exercise price, the number of shares subject to individual awards and the vesting period of awards. Director Wright and Director Flaherty currently serve on such committee. In the case of options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code. The committee determines the exercise price of options granted under the Stock Option Plan, but with respect to nonstatutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and all incentive stock options, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The committee determines the terms of all other options.

On May 10, 2004, we granted options under the Stock Option Plan to Director Flaherty to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $1.70 per share. We also granted 50,000 options under the Stock Option Plan to Chief Financial Officer Dennis W. Blazer to purchase up to 50,000 shares of our stock at an exercise price of $3.35 per share. On January 5, 2005, we granted 5,000, 15,000, and 15,000 options under the Stock Option Plan to Directors Flaherty, Lazar, and Wright, respectively, and on April 20, 2005, we granted 25,000 options under the Stock Option Plan to Director Krieg.

Stock Purchase Plan

On September 21, 1999, our Board of Directors adopted the Stock Purchase Plan which was approved by the stockholders on November 16, 1999. Employees, other than certain part-time employees, were eligible to participate in the Stock Purchase Plan, which provided employees the opportunity to purchase our stock at a discounted price. The maximum number of shares of common stock offered under the Stock Purchase Plan was 1,000,000. The shares were offered in nine separate consecutive offerings, which commenced October 1, 1999, with the final offering terminating on September 30, 2004. The purchase price per share were the lesser of 85% of the market price of the stock on the last business day of the offering or 85% of the market price of the stock on the offering date. Payment for the stock under the Stock Purchase Plan was paid through employee payroll deductions. The Stock Purchase Plan was administered by our Board of Directors, however, the Board of Directors was permitted to delegate its authority to a committee of the board or an officer of the Company. Directors Grivas and Wright administered the Stock Purchase Plan as of its termination date.

As of December 31, 2004, 82,183 shares of stock were issued under the Stock Purchase Plan; 6,241 of which were issued to Mr. Richard Blum to date and 11,238 of which were issued to Mr. David Blum to date. Mr. David Blum was issued 1,219 of the shares in 2004. No other shares of stock under the Stock Purchase Plan have been issued to an executive officer or director of the Company.

Stock Performance Graph

The line graph below compares the annual percentage change in CECO’s cumulative total shareholder return on its Common Stock with the cumulative total return of the Russell 2000 Stock Index (a broad-based market index) and the Dow Jones Waste and Disposal Services Index (formerly Dow Jones Pollution Control Index) for the five-year period ending December 31, 2004. The graph and table assumes $100 invested on December 31, 1999 in CECO’s Common Stock, the Russell 2000 Stock Index and the Dow Jones Waste and Disposal Services Index and that all dividends were reinvested. The Dow Jones Waste and Disposal Services Index total return is weighted by market capitalization.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG

CECO ENVIRONMENTAL CORP., RUSSELL 2000 INDEX AND PEER GROUP INDEX

PROPOSAL II

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm of CECO for its fiscal year ending December 31, 2005. Deloitte was engaged to act as CECO’s independent registered public accounting firm on September 28, 2000. The Audit Committee pre-approves any engagement of Deloitte and has the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval. Representatives of Deloitte are not expected to be present at the Annual Meeting. If the stockholders fail to ratify the appointment of Deloitte, the Audit Committee would reconsider the recommendation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the fees paid for services provided by Deloitte & Touche LLP during the fiscal years ended December 31, 2003 and December 31, 2004.

	2004	2003
Audit Fees	$180,218	$163,000
Audit-Related Fees	22,352	8,000
Tax Fees	58,775	60,475
All Other Fees	0	0
Total	$261,345	$231,475

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services. The Audit Committee has considered whether providing non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence.

Audit Fees. These are fees for professional services rendered by Deloitte & Touche LLP for the audit of our annual consolidated financial statements, the review of financial statements included in Quarterly Reports on Form 10-Q, and services that are normally rendered in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. These are fees for assurance and related services rendered by Deloitte & Touche LLP that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees. These services include advisory services related to Sarbanes-Oxley and Deloitte & Touche LLP’s review of the Company’s response to an SEC comment letter.

Tax Fees. These are fees for professional services rendered by Deloitte & Touche LLP with respect to tax compliance, tax advice and tax planning. These services include tax return preparation, tax consulting associated with inventory, and consulting on tax planning matters.

All Other Fees. These are fees for other services rendered by Deloitte & Touche LLP that do not meet the above category descriptions.

The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting with a quorum present is required to approve this proposal.

Audit Committee Pre-Approval Policy. The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for the Company by Deloitte & Touche LLP prior to their engagement for such services. The Audit Committee has delegated to each of its members the authority to grant pre-approvals, such approvals to be presented to the full Committee at the next scheduled meeting. None of the fees paid to Deloitte & Touche LLP under the categories Audit-Related, Tax and All Other were approved by the Audit Committee after the services were rendered pursuant to the deminimis exception established by the SEC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF CECO FOR FISCAL YEAR 2005.

ADDITIONAL INFORMATION

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board of Directors may recommend.

A COPY OF CECO’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO CECO ENVIRONMENTAL CORP., TO THE ATTENTION OF THE SECRETARY, 3120 FORRER STREET, CINCINNATI, OHIO 45209.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Shareholders who, in accordance with Securities and Exchange Commission Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting Proxy Statement must submit their proposals so that they are received by the Secretary of the Company at 3120 Forrer Street, Cincinnati, Ohio 45209, no later than the close of business on January 25, 2006. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included.

If a shareholder wishes to present a proposal at our 2006 annual meeting and the proposal is not intended to be included in the Company’s proxy statement relating to the 2006 annual meeting, the shareholder must give advance notice to the Company prior to the deadline for the annual meeting, or such notice of proposal will be deemed untimely. In order to be deemed properly presented, the notice of a proposal must be delivered to the Company’s Secretary no later than January 25, 2006.

METHOD OF PROXY SOLICITATION

The cost of solicitation of the proxies will be borne by CECO. In addition to solicitation of the proxies by use of the mails, employees of CECO or its subsidiaries, without extra remuneration, may solicit proxies personally or by telephone. CECO will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

By Order of the Board of Directors

/s/ Phillip DeZwirek
Phillip DeZwirek
Chairman of the Board of Directors and
Chief Executive Officer

April 26, 2005

EXHIBIT A

DIRECTOR NOMINATION POLICY

OF THE BOARD OF DIRECTORS OF

CECO ENVIRONMENTAL CORP.

The Board of Directors (the “Board”) of CECO Environmental Corp. (the “Company”) has adopted this Director Nomination Policy (the “Nomination Policy”) to be utilized by the Company’s independent directors (the “Independent Directors”). The Board is committed to sound policies of corporate governance. As such, the purpose of the Nomination Policy is to describe the process by which the Independent Directors will select candidates for possible inclusion in the Company’s recommended slate of director nominees.

A. General Qualifications

When evaluating a person for nomination for election to the Board, the qualifications and skills considered by the Independent Directors, will include, but are not limited to:

•	whether or not the person will qualify as a director who is “independent” under applicable laws and regulations, including applicable Nasdaq rules, and whether the person is qualified under applicable laws and regulations to serve as a director of the Company;

•	whether or not the person is willing to serve as a director, and willing to commit the time necessary for the performance of the duties of a director;

•	the contribution that the person can make to the Board, with consideration being given to the person’s business experience, education and such other factors as the Board may consider relevant; and

•	the character and integrity of the person.

B. Sources of Inquiry

The Independent Directors may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors, and executive search firms. The Independent Directors will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources.

In making recommendations for director nominees for the annual meeting of stockholders, the Independent Directors will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company no later than one hundred and twenty (120) days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, provided, that if the Company did not hold an annual meeting the previous year, or if the date of the next annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, then the deadline will be a date that is a reasonable time before the Company begins to print and mail its proxy materials, but in no event less than ninety (90) days prior to such mailing. Recommendations must include the candidate’s name, contact information and a statement of the candidate’s background and qualifications, and must be mailed to the following address:

CECO Environmental Corp

3120 Forrer Street

Cincinnati, OH 45209

Attention: Secretary

This Nomination Policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s nomination process. The Board of Directors and the Independent Directors anticipate that modifications may be necessary or appropriate from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change.

A-1

CECO ENVIRONMENTAL CORP.

3120 Forrer Street

Cincinnati, Ohio 45209

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Phillip DeZwirek as Proxy, with the power to appoint his substitute, and hereby authorizes him, to represent and vote, as designated on the reverse, all shares of Common Stock of CECO Environmental Corp. (the “Company”) held of record by the undersigned on April 18, 2005 at the Annual Meeting of Stockholders to be held at the Clarion Hotel & Suites, 5901 Pfeiffer Road, Cincinnati, Ohio 45242, on May 25, 2005, at 11:30 a.m. or any adjournment thereof.

(To Be Signed on the Reverse Side.)

ANNUAL MEETING OF STOCKHOLDERS OF

CECO ENVIRONMENTAL CORP.

May 25, 2005

Please date, sign and mail

your proxy card in the envelope provided as soon

as possible.

¯Please detach and mail in the envelope provided.¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE [ x ]

(1) ELECTION OF DIRECTORS [_] FOR ALL NOMINEES [_] WITHHOLD AUTHORITY FOR ALL NOMINEES [_] FOR ALL EXCEPT (see instructions below)	Nominees: O Richard J. Blum O Jason Louis DeZwirek O Phillip DeZwirek O Thomas J. Flaherty O Ronald E. Krieg O Melvin F. Lazar O Donald A. Wright	(2) PROPOSAL NO. II Deloitte & Touche LLP as the Independent Registered Public Accounting Firm	For Against Abstain [_] [_] [_]
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered

name(s) on the account may not be submitted via this method.                                         [_]

Signature of Stockholder:                                     Date:              Signature of Stockholder                                              Date:

NOTE:

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.